Exhibit 99

Spirit AeroSystems Holdings, Inc.
3801 S. Oliver
Wichita, KS 67210
www.spiritaero.com

Spirit AeroSystems Holdings, Inc. Reports First Quarter 2015 Financial Results; Revenues of $1.7 Billion and EPS of $1.30

First Quarter 2015 Consolidated Results

•	Total Revenues of $1.7 billion

•	Reports fully diluted EPS of $1.30, adjusted EPS of $1.00* excluding the impact for the partial release of the deferred tax valuation allowance

•	Free Cash Flow of $384 million*

 Wichita, Kan., Apr. 29, 2015 - Spirit AeroSystems Holdings, Inc. [NYSE: SPR] reported first quarter financial results driven by positive operating performance of mature programs. Spirit’s first quarter 2015 revenues were $1.7 billion up one percent compared to the same period of 2014.

Table 1. Summary Financial Results (unaudited)
	1st Quarter
($ in millions, except per share data)	2015	2014	Change
Revenues	$1,742	$1,729	1%
Operating Income	$235	$194	21%
Operating Income as a % of Revenues	13.5%	11.2%	230 BPS
Net Income	$182	$154	18%
Net Income as a % of Revenues	10.4%	8.9%	150 BPS
Earnings Per Share (Fully Diluted)	$1.30	$1.07	21%
Fully Diluted Weighted Avg Share Count	140.4	143.7

Operating income was $235 million, up from $194 million for the same period in 2014. Net income for the quarter was $182 million, or $1.30 per fully diluted share, compared to net income of $154 million, or $1.07 per fully diluted share, in the same period of 2014. The current quarter includes $0.30 earnings per share for the partial release of the deferred tax valuation allowance as compared to $0.22 for same period of 2014. (Table 1)

“We are making good progress on our operational delivery, quality and productivity. We are aligning and strengthening what we do best to ensure we’re fully maximizing our value proposition,” said President and Chief Executive Officer Larry Lawson.

“We continue to drive the enterprise to find the most efficient and productive approaches for the rate increases on 737, A320, 787, and A350. In addition to investments to support rate, we are investing in automation projects of over $100 million. These automation projects will return our investment in three to four years and continue to differentiate our manufacturing capability,” Lawson concluded.

Spirit’s backlog at the end of the first quarter was $46 billion driven by strong commercial aerospace demand.

* Non-GAAP financial measure, see Appendix for reconciliation.

Free cash flow was a $384 million* source of cash for the first quarter of 2015, compared to a ($8) million* use of cash in the first quarter of 2014 due to tax refunds associated with the Gulfstream divestiture and reduction in accounts receivable. (Table 2)

Table 2. Cash Flow and Liquidity (unaudited)
	1st Quarter
($ in millions)	2015	2014
Cash Flow from Operations	$424	$45
Purchases of Property, Plant & Equipment	($40)	($53)
Free Cash Flow*	$384	($8)

Liquidity	April 2, 2015	December 31, 2014
Cash	$750	$378
Total Debt	$1,145	$1,154

Cash balances at the end of the first quarter were $750 million and debt balances were $1.1 billion. The company’s $650 million revolving credit facility was undrawn at the end of the first quarter.

During the first quarter the company’s credit rating was upgraded to Ba1 from Ba2 by Moody’s Investor Services and upgraded to BB positive outlook from BB- by Standard and Poor’s.

On March 18, 2015, Spirit entered into an amendment to its senior secured credit agreement that provided for a new $535 million senior secured term loan A with a maturity date of March 18, 2020, which replaced the term loan B with an outstanding amount of $535 million.

* Non-GAAP financial measure, see Appendix for reconciliation.

Financial Outlook and Risk to Future Financial Results

Spirit revenue for the full-year 2015 remains unchanged and is expected to be between $6.6 billion and $6.7 billion. Fully diluted earnings per share for 2015 remains unchanged and is expected to be between $3.60 and $3.80 per share, which does not include the year-to-date impact or potential future adjustments to the deferred tax asset valuation allowance. Free cash flow for 2015 remains unchanged and is expected to be between $600 million and $700 million*, which includes higher capital expenditures of $325 million to $375 million as compared to 2014. The effective tax rate for 2015 is forecasted to be between 32.0 percent and 33.0 percent, including the expected benefit of the U.S. Research Tax Credit for 2015, and excluding any potential adjustment to the valuation allowance against U.S. net deferred tax assets. (Table 3)

Risks to our financial guidance are described more fully in the Cautionary Statement Regarding Forward-Looking Statements in this release and in the “Risk Factors” section of our filings with the Securities and Exchange Commission.

Table 3. Financial Outlook Reaffirmed April 29, 2015	2015 Guidance

Revenues	$6.6 - $6.7 billion
Earnings Per Share (Fully Diluted)	$3.60 - $3.80
Effective Tax Rate**	~32.0% - 33.0%
Free Cash Flow*	$600 - $700 million

** Effective tax rate guidance, among other factors, assumes the benefit attributable to the extension of the U.S. Research Tax Credit and does not assume the year-to-date impact or potential future adjustments to the valuation allowance against the U.S. net deferred tax assets.

* Non-GAAP financial measure, see Appendix for reconciliation.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should,” “will,” or other similar words, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following: 1) our ability to continue to grow our business and execute our growth strategy, including the timing, execution, and profitability of new and maturing programs; 2) our ability to perform our obligations and manage costs related to our new and maturing commercial, business aircraft and military development programs and the related recurring production; 3) margin pressures and the potential for additional forward losses on new and maturing programs; 4) our ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft; 5) the effect on business and commercial aircraft demand and build rates of the following factors: changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market and expanding conflicts or political unrest in the Middle East or Asia; 6) customer cancellations or deferrals as a result of global economic uncertainty; 7) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including fluctuations in foreign currency exchange rates; 8) the success and timely execution of key milestones such as receipt of necessary regulatory approvals and customer adherence to their announced schedules; 9) our ability to successfully negotiate future pricing under our supply agreements with Boeing, Airbus and our other customers; 10) our ability to enter into profitable supply arrangements with additional customers; 11) the ability of all parties to satisfy their performance requirements under existing supply contracts with Boeing and Airbus, our two major customers, and other customers and the risk of nonpayment by such customers; 12) any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism; 13) any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks; 14) our ability to avoid or recover from cyber-based or other security attacks, information technology failures or other disruptions; 15) returns on pension plan assets and the impact of future discount rate changes on pension obligations; 16) our ability to borrow additional funds or refinance debt; 17) competition from commercial aerospace original equipment manufacturers and other aerostructures suppliers; 18) the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad; 19) any reduction in our credit ratings; 20) our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components; 21) our ability to recruit and retain highly-skilled employees and our relationships with the unions representing many of our employees; 22) spending by the U.S. and other governments on defense; 23) the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness; 24) our exposure under our existing senior secured revolving credit facility to higher interest payments should interest rates increase substantially; 25) the effectiveness of any interest rate hedging programs; 26) the effectiveness of our internal control over financial reporting; 27) the outcome or impact of ongoing or future litigation, claims and regulatory actions; and 28) exposure to potential product liability and warranty claims. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

Segment Results

Fuselage Systems
Fuselage Systems segment revenues in the first quarter of 2015 were $917 million, up from $858 million for the same period last year due to higher deliveries. Operating margin for the first quarter of 2015 was 17.9 percent as compared to 16.5 percent during the same period of 2014. In the first quarter of 2015, the segment recorded pretax $3 million favorable cumulative catch-up adjustments on mature programs and a $3 million favorable change in estimate on the 747-8 program which is in a loss position. In comparison, the segment recorded pretax $9 million favorable cumulative catch-up adjustments in the first quarter of 2014.

Propulsion Systems
Propulsion Systems segment revenues in the first quarter of 2015 were $446 million compared to $450 million for the same period last year driven by lower non-recurring engineering design revenues. Operating margin for the first quarter of 2015 was 21.5 percent as compared to 17.8 percent in the first quarter of 2014. In the first quarter of 2015, the segment realized pretax $9 million favorable cumulative catch-up adjustments on mature programs. In comparison, the segment recorded pretax $5 million favorable cumulative catch-up adjustments in the first quarter of 2014.

Wing Systems
Wing Systems segment revenues in the first quarter of 2015 were $377 million, down from $414 million for the same period last year due to the Gulfstream wing divestiture. Operating margin for the first quarter of 2015 was 12.0 percent as compared to 12.1 percent during the same period of 2014. The segment recorded pretax $3 million favorable cumulative catch-up adjustments in the first quarter of 2014.

Appendix

Table 4. Segment Reporting
	(unaudited)
	1st Quarter
($ in millions)	2015	2014	Change
Segment Revenues
Fuselage Systems	$916.8	$858.3	6.8%
Propulsion Systems	446.0	450.2	(0.9%)
Wing Systems	376.7	414.2	(9.1%)
All Other	2.7	5.8
Total Segment Revenues	$1,742.2	$1,728.5	0.8%
Segment Earnings (Loss) from Operations
Fuselage Systems	$164.5	$142.0	15.8%
Propulsion Systems	95.7	80.2	19.3%
Wing Systems	45.2	50.0	(9.6%)
All Other	(0.3)	0.1
Total Segment Operating Earnings	$305.1	$272.3	12.0%
Unallocated Expense
Corporate SG&A	($51.6)	($60.5)	(14.7%)
Research & Development	(7.0)	(6.3)	11.1%
Cost of Sales	(11.2)	(11.1)	0.9%
Total Earnings from Operations	$235.3	$194.4	21.0%
Segment Operating Earnings (Loss) as % of Revenues
Fuselage Systems	17.9%	16.5%	140 BPS
Propulsion Systems	21.5%	17.8%	370 BPS
Wing Systems	12.0%	12.1%	(10) BPS
All Other	(11.1%)	1.7%
Total Segment Operating Earnings as % of Revenues	17.5%	15.8%	170 BPS
Total Operating Earnings as % of Revenues	13.5%	11.2%	230 BPS

Contact information:

Investor Relations: Ghassan Awwad (316) 523-7040

Media: Jarrod Bartlett (316) 523-4070

On the web: http://www.spiritaero.com

Spirit Ship Set Deliveries
(one ship set equals one aircraft)

	1st Quarter
	2015	2014
B737	134	125
B747	4	5
B767	5	3
B777	26	26
B787	32	31
Total	201	190

A320 Family	135	128
A330/340	27	30
A350	6	2
A380	6	7
Total	174	167
Business/Regional Jet	17	35
Total Spirit	392	392

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended
	April 2, 2015	April 3, 2014
	($ in millions, except per share data)
Net revenues	$1,742.2	$1,728.5
Operating costs and expenses:
Cost of sales	1,448.3	1,467.3
Selling, general and administrative	51.6	60.5
Research and development	7.0	6.3
Total operating costs and expenses	1,506.9	1,534.1
Operating income	235.3	194.4
Interest expense and financing fee amortization	(17.9)	(35.4)
Other (expense) income, net	(6.4)	1.3
Income before income taxes and equity in net income of affiliate	211.0	160.3
Income tax provision	(29.4)	(6.9)
Income before equity in net income of affiliate	181.6	153.4
Equity in net income of affiliate	0.3	0.2
Net income	$181.9	$153.6

Earnings per share
Basic	$1.31	$1.08
Shares	138.9	141.6

Diluted	$1.30	$1.07
Shares	140.4	143.7

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	April 2, 2015	December 31, 2014
	($ in millions)
Current assets
Cash and cash equivalents	$749.5	$377.9
Accounts receivable, net	601.0	605.6
Inventory, net	1,702.4	1,753.0
Other current assets	108.1	315.6
Total current assets	3,161.0	3,052.1
Property, plant and equipment, net	1,776.7	1,783.6
Pension assets	210.5	203.4
Other assets	124.5	123.6
Total assets	$5,272.7	$5,162.7
Current liabilities
Accounts payable	$679.2	$611.2
Accrued expenses	256.9	329.1
Current portion of long-term debt	30.2	9.4
Advance payments, short-term	145.5	118.6
Deferred revenue, short-term	39.3	23.4
Other current liabilities	76.7	167.1
Total current liabilities	1,227.8	1,258.8
Long-term debt	1,115.1	1,144.1
Advance payments, long-term	643.3	680.4
Deferred revenue and other deferred credits	67.3	27.5
Pension/OPEB obligation	74.7	73.0
Other liabilities	350.1	356.9
Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, no shares issued	—	—
Common stock, Class A par value $0.01, 200,000,000 shares authorized, 141,678,165 and 141,084,378 shares issued, respectively	1.4	1.4
Common stock, Class B par value $0.01, 150,000,000 shares authorized, 121 and 4,745 shares issued, respectively	—	—
Additional paid-in capital	1,040.1	1,035.6
Accumulated other comprehensive loss	(167.8)	(153.8)
Retained earnings	1,049.4	867.5
Treasury stock, at cost (4,000,000 shares each period, respectively)	(129.2)	(129.2)
Total shareholders’ equity	1,793.9	1,621.5
Noncontrolling interest	0.5	0.5
Total equity	1,794.4	1,622.0
Total liabilities and equity	$5,272.7	$5,162.7

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months Ended
	April 2, 2015	April 3, 2014
	($ in millions)
Operating activities
Net income	$181.9	$153.6
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	43.6	41.3
Amortization expense	4.7	20.4
Accretion of customer supply agreement	0.4	0.1
Employee stock compensation expense	6.9	3.7
Excess tax benefits from share-based payment arrangements	—	(0.5)
Loss (gain) on effectiveness of hedge contracts	1.6	(0.6)
Loss from foreign currency transactions	6.4	1.8
Deferred taxes	1.2	(0.3)
Pension and other post-retirement benefits, net	(6.1)	(8.0)
Grant income	(2.6)	(2.0)
Equity in net income of affiliate	(0.3)	(0.2)
Changes in assets and liabilities
Accounts receivable, net	0.3	(196.7)
Inventory, net	33.8	(51.6)
Accounts payable and accrued liabilities	(101.3)	28.9
Advance payments	(10.2)	(30.6)
Income taxes receivable/payable	198.0	72.5
Deferred revenue and other deferred credits	56.7	4.8
Other	8.7	8.4
Net cash provided by operating activities	$423.7	$45.0
Investing activities
Purchase of property, plant and equipment	(40.3)	(53.0)
Other	—	0.1
Net cash used in investing activities	($40.3)	($52.9)
Financing activities
Proceeds from issuance of debt	535.0	—
Proceeds from issuance of bonds	—	300.0
Principal payments of debt	(7.5)	(9.5)
Payments on term loan	(534.9)	—
Payments on bonds	—	(227.2)
Debt issuance and financing costs	(4.7)	(19.2)
Change in restricted cash	—	(72.8)
Excess tax benefit from share-based payment arrangements	—	0.5
Net cash used in financing activities	($12.1)	($28.2)
Effect of exchange rate changes on cash and cash equivalents	0.3	(2.5)
Net increase (decrease) in cash and cash equivalents for the period	$371.6	($38.6)
Cash and cash equivalents, beginning of the period	377.9	420.7
Cash and cash equivalents, end of the period	$749.5	$382.1

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures (indicated by *) used in this report provide investors with important perspectives into the company’s ongoing business performance. The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measure. Other companies may define the measure differently.

Adjusted EPS

	1st Quarter
	2015		2014
GAAP Diluted Earnings Per Share	$1.30		$1.07
Impact of Partial Release of Deferred Tax Asset Valuation Allowance	(0.30)	a	(0.22)	b
Adjusted Diluted Earnings Per Share	$1.00		$0.85

Diluted Shares	140.4		143.7

a Represents the net earnings per share impact of deferred tax asset valuation allowance of $42.0 million.

b Represents the net earnings per share impact of deferred tax asset valuation allowance of $31.5 million.

Free Cash Flow
($ in millions)

	1st Quarter		Guidance
	2015	2014	2015
Cash Provided by Operating Activities	$424	$45	$925 - $1,075
Capital Expenditures	(40)	(53)	(325 - 375)
Free Cash Flow	$384	($8)	$600 - $700